EXHIBIT 99.3
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                                                                 EXECUTION COPY


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                            NOTE EXCHANGE AGREEMENT


                                  BY AND AMONG


                              CRITICAL PATH, INC.


                                      AND


                     THE PERSONS NAMED ON SCHEDULE I HERETO




                          DATED AS OF December 5, 2007




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

                               TABLE OF CONTENTS

                                                                           PAGE


ARTICLE I   EXCHANGE OF NOTES FOR COMMON STOCK................................2

  Section 1.1    Exchange of the Notes; Cancellation of the
                 Series F Warrants............................................2
  Section 1.2    Closing......................................................2
  Section 1.3    No Transfer..................................................2

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................2

  Section 2.1    Corporate Existence and Power................................3
  Section 2.2    Authorization, No Conflicts..................................3
  Section 2.3    Binding Effect...............................................3
  Section 2.4    Approvals and Consents.......................................3
  Section 2.5    Issuance of Exchanged Shares.................................3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE EXCHANGING NOTEHOLDERS......4

  Section 3.1    Existence and Power..........................................4
  Section 3.2    Authorization, No Conflicts..................................4
  Section 3.3    Binding Effect...............................................4
  Section 3.4    Approvals and Consents.......................................4
  Section 3.5    Status of Exchanging Noteholder..............................4
  Section 3.6    Purchase for Own Account.....................................5
  Section 3.7    Title to Notes...............................................5
  Section 3.8    Pre-existing Relationship....................................5
  Section 3.9    No Advertising...............................................5

ARTICLE IV  CONDITIONS TO THE OBLIGATION OF THE PARTIES TO CLOSE..............5

  Section 4.1    Conditions to the Obligations of the Exchanging
                 Noteholders to Close.........................................5
  Section 4.2    Conditions to the Obligations of the Company to Close........6

ARTICLE V   TERMINATION.......................................................6

  Section 5.1    Termination..................................................6
  Section 5.2    Effect of Termination........................................7

ARTICLE VI  MISCELLANEOUS.....................................................7

  Section 6.1    Survival of Representations and Warranties...................7
  Section 6.2    Notices......................................................7
  Section 6.3    Successors and Assigns; Third Party Beneficiaries............7
  Section 6.4    Amendment and Waiver.........................................8
  Section 6.5    Counterparts.................................................8

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  Section 6.6    Headings.....................................................8
  Section 6.7    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.8
  Section 6.8    Severability.................................................9
  Section 6.9    Specific Performance.........................................9
  Section 6.10   Rules of Construction........................................9
  Section 6.11   Entire Agreement.............................................9
  Section 6.12   Further Assurances...........................................9



SCHEDULES

Schedule I        Exchanging Noteholders


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                            NOTE EXCHANGE AGREEMENT


     THIS NOTE EXCHANGE AGREEMENT, dated December 5, 2007 (this "AGREEMENT"), among Critical Path, Inc., a California corporation (the "COMPANY") and the persons set forth on SCHEDULE I attached hereto (each, an "EXCHANGING NOTEHOLDER" and together, the "EXCHANGING NOTEHOLDERS").

     WHEREAS, each Exchanging Noteholder owns the 13.9% Senior Notes having the aggregate principal amount set forth opposite the name of such Exchanging Noteholder on SCHEDULE I hereto (the "NOTES") of the Company;

     WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT") with CP Holdco, LLC, a Delaware limited liability company ("PARENT") and CP Merger Co., a California corporation and a wholly owned subsidiary of Parent;

     WHEREAS, in connection with the Merger Agreement, the Company has proposed to effect, subject to the Company Shareholder Approval (as defined in the Merger Agreement), that certain Amended and Restated Articles of Incorporation (the "RESTATED ARTICLES");

     WHEREAS, subject to the satisfaction or waiver of the conditions set forth herein, the Exchanging Noteholders wish to exchange, immediately after the conversion (the "CONVERSION COMPLETION") of all then outstanding shares of Series D Cumulative Redeemable Convertible Preferred Stock, par value $0.001 per share, of the Company (the "SERIES D PREFERRED STOCK") and Series E Redeemable Convertible Preferred Stock, par value $0.001 per share, of the Company (the "SERIES E PREFERRED STOCK") into shares of common stock of the surviving corporation of the merger contemplated by the Merger Agreement, par value $0.001 per share (the "COMMON STOCK"), and the Company wishes to accept, all of the then outstanding Notes for shares of Common Stock, at a per share price equal to $0.102 (subject to adjustment for stock splits, combinations, recapitalizations and similar antidilution events), and

     WHEREAS, the Company proposes, in connection and simultaneously with the exchange of the Notes pursuant to the terms hereof, to cancel all outstanding warrants to purchase shares of Series F Redeemable Convertible Preferred Stock of the Company, par value $0.001 per share (the "SERIES F WARRANTS").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                       EXCHANGE OF NOTES FOR COMMON STOCK

     Section 1.1 EXCHANGE OF THE NOTES; CANCELLATION OF THE SERIES F WARRANTS. Subject to the terms and conditions herein set forth, each Exchanging Noteholder hereby agrees, severally and not jointly, to exchange its Notes on the Closing Date (as defined below) for, and the Company hereby agrees to accept such Notes for cancellation and issue to such Exchanging Noteholder on the Closing Date, the aggregate number of shares of Common Stock equal to a fraction, the numerator of which is the outstanding principal amount of such Notes, together with all interest accrued thereon up to and including the Closing Date, and the denominator of which is $0.102 (subject to adjustment for stock splits, combinations, recapitalizations and similar anti-dilution events with respect to the Common Stock). The shares of Common Stock to be issued by the Company in exchange for all of the Notes are hereinafter referred to as the "EXCHANGED SHARES". Upon the surrender of the Notes in exchange for the Exchanged Shares, all then outstanding principal amount of such Notes, together with all interest accrued thereon up to and including the Closing Date shall be deemed satisfied and such Notes shall be forthwith cancelled. Subject to the terms and conditions herein set forth, each Exchanging Noteholder hereby further agrees, severally and not jointly, that the Series F Warrants held by such Exchanging Noteholders shall be cancelled at the Effective Time (as defined in the Merger Agreement) pursuant to Section 1.09 of the Merger Agreement.

     Section 1.2 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article IV herein, the closing of the exchange of the Notes and issuance of the Exchanged Shares (the "CLOSING") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, New York 10019 immediately after the Conversion Completion (the date upon which the Closing occurs, the "CLOSING DATE"). At the Closing, the Company shall deliver to each Exchanging Noteholder a certificate or certificates in definitive form and registered in the name of each such Exchanging Noteholder, representing his or its Exchanged Shares against delivery by such Exchanging Noteholder to the Company, for cancellation, of the Notes held by such Exchanging Noteholder.

     Section 1.3 NO TRANSFER. Prior to the earlier of the Closing and termination of this Agreement pursuant to Section 5.1, except with the prior written consent of the Company, no Exchanging Noteholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) any of its Notes.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each of the Exchanging Noteholders as follows:

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     Section  2.1  CORPORATE   EXISTENCE  AND  POWER.  The  Company  (a)  is  a
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (b) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     Section 2.2 AUTHORIZATION, NO CONFLICTS. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not violate or conflict with the terms of its articles of incorporation or by-laws; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of the Company or any requirement of law applicable to the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature of any governmental authority against, or binding upon, the Company.

     Section 2.3 BINDING EFFECT. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     Section 2.4 APPROVALS AND CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or registration, declaration or filing with, any governmental authority or any other person or entity, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance and delivery of the Exchanged Shares) by, or enforcement against, the Company of this Agreement or the consummation of the transactions contemplated hereby.

     Section 2.5 ISSUANCE OF EXCHANGED SHARES. The Exchanged Shares to be issued to each Exchanging Noteholder under this Agreement will be duly and validly issued, fully paid and nonassessable, free and clear of any transfer restrictions or liens (other than as provided by applicable law), and not subject to any preemptive rights, rights of first refusal or other similar rights. All of the Exchanged Shares will be, on the Closing Date, duly authorized, validly issued, fully paid and non-assessable, and will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws. The Notes set forth on
SCHEDULE I are all of the issued and outstanding Notes and there are no options, warrants, conversion privileges, purchase or other rights outstanding to purchase or acquire any Notes from the Company.

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                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE EXCHANGING NOTEHOLDERS

     Each Exchanging Noteholder represents and warrants, severally and not jointly, to the Company as follows:

     Section 3.1 EXISTENCE AND POWER. Such Exchanging Noteholder (a) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has the capacity or power and authority to execute, deliver and perform its obligations under this Agreement.

     Section 3.2  AUTHORIZATION,  NO  CONFLICTS.  The  execution,  delivery and performance by such Exchanging Noteholder of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of such Exchanging Noteholder; (b) do not violate or conflict with the terms of its organizational or governing documents; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of such Exchanging Noteholder or any requirement of law applicable to such Exchanging Noteholder; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature of any governmental authority against, or binding upon, such Exchanging Noteholder.

     Section 3.3 BINDING EFFECT. This Agreement has been duly executed and delivered by such Exchanging Noteholder, and constitutes the legal, valid and binding obligations of such Exchanging Noteholder, enforceable against such Exchanging Noteholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     Section 3.4 APPROVALS AND CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or registration, declaration or filing with, any governmental authority or any other person or entity, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Exchanging Noteholder of this Agreement or the consummation of the transactions contemplated hereby.

     Section 3.5 STATUS OF EXCHANGING NOTEHOLDER. Such Exchanging Noteholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "SECURITIES ACT").

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     Section 3.6 PURCHASE FOR OWN ACCOUNT.  The Exchanged Shares to be acquired by such Exchanging Noteholder pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Exchanged Shares or any part thereof. If such Exchanging Noteholder should in the future decide to dispose of any such Exchanged Shares, such Exchanging Noteholder understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Exchanging Noteholder agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Exchanged Shares to the following effect:

        THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THE SHARES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

     Section 3.7 TITLE TO NOTES. Such Exchanging Noteholder is the true and lawful owner of its Notes having the aggregate principal amount set forth opposite its name on SCHEDULE I and such Notes are free and clear of all liens, restrictions, charges, adverse claims and other encumbrances (other than liens that would be released prior to the Closing and applicable restrictions under state and federal securities laws).

     Section 3.8 PRE-EXISTING RELATIONSHIP. Such Exchanging Noteholder has either a preexisting personal or business relationship with the Company or one or more of its officers, directors or controlling Persons or, by reason of such Exchanging Noteholder's business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any Affiliate or any selling agent of the Company, directly or indirectly, have, and could reasonably be assumed to have, the capacity to protect its own interests in connection with the issuance of the Exchanged Shares to such Exchanging Noteholder.

     Section 3.9 NO ADVERTISING. Such Exchanging Noteholder is not aware of the publication of any advertisement or of any general solicitation or advertising in connection with the offer and sale of the Exchanged Shares.

                                   ARTICLE IV

                          CONDITIONS TO THE OBLIGATION
                            OF THE PARTIES TO CLOSE

     Section 4.1 CONDITIONS TO THE OBLIGATIONS OF THE EXCHANGING NOTEHOLDERS TO CLOSE. The obligations of each Exchanging Noteholder to acquire the Exchanged Shares, to deliver the Notes to the Company for cancellation therefor at the

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Closing  and to  perform  any  obligations  hereunder  shall be  subject to the satisfaction as determined by, or waived by, such Exchanging Noteholder in its sole discretion, of the following conditions on or before the Closing Date:

     (a) REPRESENTATIONS AND WARRANTIES; COMPLIANCE. The representations and warranties of the Company contained in Article II hereof shall be true and correct in all respects. The Company shall have performed and complied in all respects with all of its agreements set forth herein that are required to be performed by the Company on or before the Closing Date.

     (b)    MERGER AGREEMENT. The Effective Time shall have occurred.

     (c) RESTATED ARTICLES. The Restated Articles shall have been duly filed with the Secretary of State of the State of California and shall be in full force and effect.

     (d)    CONVERSION   COMPLETION.   The  Conversion  Completion  shall  have
occurred.

     Section 4.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO CLOSE. The obligations of the Company to issue the Exchanged Shares at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, the Company in its sole discretion, of the following conditions on or before the Closing Date:

     (a) REPRESENTATIONS AND WARRANTIES; COMPLIANCE. The representations and warranties of each Exchanging Noteholder contained in Article III hereof shall be true and correct in all respects. Each Exchanging Noteholder shall have performed and complied in all respects with all of its agreements set forth herein that are required to be performed by such Exchanging Noteholder on or before the Closing Date.

     (b)    MERGER AGREEMENT. The Effective Time shall have occurred.

     (c) RESTATED ARTICLES. The Restated Articles shall have been duly filed with the Secretary of State of the State of California and shall be in full force and effect.

     (d)    CONVERSION   COMPLETION.   The  Conversion  Completion  shall  have
occurred.

                                   ARTICLE V

                                  TERMINATION

     Section 5.1 TERMINATION. This Agreement shall terminate automatically, without any action on the part of any party hereto, upon the termination of the Merger Agreement in accordance with its terms. In no event shall any party be liable for any consequential, speculative or punitive damages or any damages arising from lost profits.

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

     Section 5.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and have no effect; PROVIDED, that such termination shall not relieve any party for any material breach of this Agreement by such party prior to such termination.

                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement.

     Section 6.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

            If to the Company:

            Critical Path, Inc.
            2 Harrison Street, 2nd Floor
            San Francisco, California 94105
            Telecopier:  (415) 541-2300
            Attention:  Chief Executive Officer

            with a copy to:

            Paul, Hastings, Janofsky & Walker, LLP
            55 Second Street, 24th Floor
             San Francisco, California 94105
            Telecopier:  (415) 856-7310
            Attention:    Gregg F. Vignos, Esq.


            If to any Exchanging Noteholders, at the addresses of such Exchanging Noteholder set forth on SCHEDULE
            I attached hereto.

     All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

     Section 6.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors of

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the  parties  hereto.  No  Person  other  than the  parties  hereto  and  their successors are intended to be a beneficiary of this Agreement.

     Section  6.4  AMENDMENT   AND  WAIVER.   Any   amendment,   supplement  or
modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Exchanging Noteholders from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Exchanging Noteholders holding two-thirds (2/3) of the aggregate principal amount of the Notes set forth on SCHEDULE I hereto and (ii) only in the specific instance and for the specific purpose for which it is made or given. Any such amendment, supplement, modification, waiver or consent shall be binding upon all of the Exchanging Noteholders.

     Section 6.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 6.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 6.7 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with and governed by the law of the state of Delaware. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY MATTER RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, AMONG OTHER THINGS, BY THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

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

     Section 6.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     Section 6.9 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

     Section 6.10 RULES OF CONSTRUCTION. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

     Section 6.11 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 6.12 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  [Remainder of page intentionally left blank]



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

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Note Exchange Agreement on the date first written above.


                                             CRITICAL PATH, INC.


                                             By: /s/ Mark Palomba
                                                 ---------------------------
                                             Name:   Mark Palomba
                                             Title:  Chief Executive Officer





                   SIGNATURE PAGE TO NOTE EXCHANGE AGREEMENT

                                             EXCHANGING NOTEHOLDERS:


                                             GENERAL ATLANTIC PARTNERS 74, L.P.

                                             By:     General Atlantic LLC,
                                                     Its general partner


                                             By: /s/ Matthew Nimetz
                                                 ---------------------------
                                             Name:   Matthew Nimetz
                                             Title:  Managing Director



                                             GAPSTAR, LLC

                                             By:     General Atlantic LLC,
                                                     Its sole member


                                             By: /s/ Matthew Nimetz
                                                 ---------------------------
                                             Name:   Matthew Nimetz
                                             Title:  Managing Director



                                             GAP COINVESTMENT PARTNERS II, L.P.


                                             By: /s/ Matthew Nimetz
                                                 ---------------------------
                                             Name:    Matthew Nimetz
                                             Title:   A General Partner



                                             GAPCO GMBH & CO. KG.

                                             By:     GAPCO Management GmbH,
                                                     Its general partner


                                             By: /s/ Matthew Nimetz
                                                 ---------------------------
                                             Name:   Matthew Nimetz
                                             Title:  Managing Director


                   SIGNATURE PAGE TO NOTE EXCHANGE AGREEMENT

                                             EXCHANGING NOTEHOLDER:


                                             CAMPINA ENTERPRISES LIMITED


                                             By: /s/ Ip Tak Chuen, Edmond
                                                 ---------------------------
                                             Name:  Ip Tak Chuen, Edmond
                                             Title: Director





                   SIGNATURE PAGE TO NOTE EXCHANGE AGREEMENT

                                             EXCHANGING NOTEHOLDER:


                                             RICHMOND CP LLC


                                             By: /s/ Peter Kellner
                                                 -----------------------
                                             Name:   Peter Kellner
                                             Title:  Managing Member




                   SIGNATURE PAGE TO NOTE EXCHANGE AGREEMENT

                                   SCHEDULE I

                             EXCHANGING NOTEHOLDERS

--------------------------------------------------------------------------------
         EXCHANGING NOTEHOLDER                      PRINCIPAL AMOUNT OF NOTES
--------------------------------------------------------------------------------
General Atlantic Partners 74, L.P.                         $6,841,995.29

c/o General Atlantic Service Company, LLC
3 Pickwick Plaza
Greenwich, CT 06830
Telecopier: (203) 302-3044
Attention:  David A. Rosenstein
--------------------------------------------------------------------------------
GapStar, LLC                                                $530,073.19

c/o General Atlantic Service Company, LLC
3 Pickwick Plaza
Greenwich, CT 06830
Telecopier: (203) 302-3044
Attention:  David A. Rosenstein
--------------------------------------------------------------------------------
GAP Coinvestment Partners II, L.P.                          $864,571.92

c/o General Atlantic Service Company, LLC
3 Pickwick Plaza
Greenwich, CT 06830
Telecopier: (203) 302-3044
Attention:  David A. Rosenstein
--------------------------------------------------------------------------------
GAPCO GmbH & Co. KG                                          $13,359.60

Koenigsallee 62
40212 Duesseldorf
Germany
Telecopier:  49 211 602 888-57
Attention:  David A. Rosenstein
--------------------------------------------------------------------------------
Campina Enterprises Limited                                $8,250,000.00

c/o 7th Floor, Cheung Kong Center
2 Queen's Road Central
Hong Kong
Telecopier: (852) 2128-8001
Attention: Company Secretary
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Richmond CP LLC                                            $1,500,000.00

c/o Richmond Management LLC
645 Madison Avenue, 20th Floor
New York, NY 10022
Telecopier: (212) 838-6742
Attention:  Peter B. Kellner
--------------------------------------------------------------------------------